Exhibit 4.14

CERTIFICATE OF FORMATION

OF

TRINITY PARTS & COMPONENTS, LLC,

a Delaware Limited Liability Company

This Certificate of Formation of Trinity Parts & Components, LLC, a Delaware limited liability company (the “LLC”), is being duly executed and filed by S. Theis Rice as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §§ 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is:

Trinity Parts & Components, LLC

SECOND. The address of the registered office of the LLC in the State of Delaware is:

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

FOURTH. This certificate of formation will become effective as of 11:58 p.m. on December 31, 2006.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 20th day of December, 2006.

/s/ Theis Rice
S. Theis Rice,
Authorized Person